Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-111310 and 333-152335) pertaining to the Employees' Stock Option Plans of Elron Electronic Industries Ltd. of our reports dated March 10, 2011, with respect to the consolidated financial statements of Elron Electronic Industries Ltd. and the effectiveness of internal control over financial reporting of Elron Electronic Industries Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2010.

Tel-Aviv, Israel March 10, 2011	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global